The Universal Institutional Funds Inc. Global Real
Estate Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Japan Excellent Inc.
Purchase/Trade Date:	7/5/2016
Offering Price of Shares: 138,742
Total Amount of Offering: 37,500
Amount Purchased by Fund: 9
Percentage of Offering Purchased by Fund: 0.024 %
Percentage of Fund's Total Assets: 0.05 %
Brokers: Nomura Securities Co. Ltd., Mitsubishi
UFJ Morgan Stanley Securities, SMBC Nikko
Securities Inc., Mitoyo Securities Co. Ltd.
Purchased from: Mizuho Securities Co. Ltd
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Orix JREIT Inc.
Purchase/Trade Date:	8/24/2016
Offering Price of Shares: 171,112
Total Amount of Offering: 98,400
Amount Purchased by Fund: 8
Percentage of Offering Purchased by Fund: 0.008 %
Percentage of Fund's Total Assets: 0.01 %
Brokers: Mitsubishi UFJ Morgan Stanley Securities,
Mizuho Securities Co. Ltd., Merrill Lynch Japan
Inc., Toyo Securities Co. Ltd., Tokai Tokyo
Securities Co. Ltd., Okasan Securities Co. Ltd.
Purchased from: Daiwa Secs, Instinet Corp., SMBC
Nikko, UBS Securities (Japan)
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  United Urban Investment
Corp.
Purchase/Trade Date:	12/8/2016
Offering Price of Shares: 169,736
Total Amount of Offering: 90,000
Amount Purchased by Fund: 10
Percentage of Offering Purchased by Fund: 0.011%
Percentage of Fund's Total Assets: 0.03%
Brokers: SMBC Nikko Securities Inc., Mizuho
Securities Co. Ltd., Mitsubishi UFJ Morgan Stanley
Securities, Daiwa Securities Co. Ltd., Nomura
Securities Co., Ltd, Tokai Tokyo Securities Co. Ltd.
Purchased from: Mizuho Securities, SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Nippon Prologis REIT
Purchase/Trade Date:	12/13/2016
Offering Price of Shares: 222,460
Total Amount of Offering: 61,300
Amount Purchased by Fund: 11
Percentage of Offering Purchased by Fund: 0.018%
Percentage of Fund's Total Assets: 0.09%
Brokers: Morgan Stanley, SMBC Nikko, Goldman
Sachs Japan Co., Ltd., Goldman Sachs
International, JP Morgan, BofA Merrill Lynch,
Mizuho International plc
Purchased from: Goldman Sachs SG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.